EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Jeff Edwards Charles Schwab Phone: 415-667-1524

SCHWAB REPORTS STRONG FIRST QUARTER RESULTS
Client And Business Momentum Continued; Organic Asset Growth Exceeded 7%
10% Year-over-Year Revenue Growth; GAAP Pre-Tax Profit Margin of 41.2%; 45.8% Adjusted (1)

WESTLAKE, Texas, April 17, 2023 – The Charles Schwab Corporation announced today that its net income for the first quarter of 2023 was $1.6 billion, up 14% from $1.4 billion for the first quarter of 2022.

	Three Months Ended March 31,		%
Financial Highlights (1)	2023	2022	Change

Net revenues (in millions)	$5,116	$4,672	10%
Net income (in millions)
GAAP	$1,603	$1,402	14%
Adjusted (1)	$1,780	$1,591	12%
Diluted earnings per common share
GAAP	$.83	$.67	24%
Adjusted (1)	$.93	$.77	21%
Pre-tax profit margin
GAAP	41.2%	39.4%
Adjusted (1)	45.8%	44.7%
Return on average common
stockholders’ equity (annualized)	23%	12%
Return on tangible
common equity (annualized) (1)	83%	26%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.
(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-11 of this release.

Co-Chairman and CEO Walt Bettinger commented, “When I drafted my first letter to stockholders 15 years ago in the middle of the financial crisis, I outlined four factors that helped distinguish Schwab from other financial institutions during a very challenging time for global markets: a strong financial foundation, a client-centric strategy, a disciplined operating approach, and a diversified business model. These characteristics remain every bit as relevant to our story today. We continue to consistently manage the business in a conservative manner, with an unwavering long-term orientation. Our ongoing commitment to this consistency of mission, including our “Through Clients’ Eyes” strategy, highlights why we maintain the ability to meet the needs of individual investors and the advisors who serve them through various environments.”

“The first quarter presented clients with a mixed macroeconomic backdrop,” Mr. Bettinger noted. “While equity markets rebounded from year-end 2022 levels, investor sentiment remained bearish – especially following the onset of the banking industry turmoil in early March. Fixed income markets also reflected growing fears of an economic downturn as the 10-year U.S. Treasury yield declined approximately 50 basis points from its intra-quarter peak to end March just under 3.50%. Through the various ups and downs to start the year, Schwab remained a trusted partner to investors. During the quarter, clients opened over 1 million new brokerage accounts and entrusted us with $132 billion of core net new assets – including over $53 billion in March alone. While Investor Services gathered approximately $60 billion during the period, the Advisor Services segment posted a record first quarter with over $71 billion in net flows and attracted 70 transitioning advisor teams. These near-record inflows across both our primary businesses represents an annualized organic growth rate north of 7% and helped push total client assets to $7.58 trillion at quarter-end.”

Mr. Bettinger continued, “Our top priority this quarter was to stay connected to our clients – to help them understand what is happening in the marketplace – and empower them with the tools and support to navigate the current environment. I believe our robust asset gathering speaks to our success on this front. Amidst all that was happening around us, we further advanced our key strategic initiatives of scale and efficiency, win-win monetization, and segmentation. Completing the Ameritrade integration will unlock sizeable opportunities across all three of those areas and we took a meaningful step towards achieving that goal with the completion of the first client transition group in February. The successful conversion of this initial group was made possible by the efforts of our dedicated employees and further validates our roadmap for the remaining client transition groups. During the quarter, we also announced several enhancements to Schwab Personalized IndexingTM (SPI), including new tools that expand the personalization options available to clients. We also evolved SPI’s digital experience to streamline the onboarding process and bolster real-time reporting analytics. We continue to see a tremendous opportunity in meeting the advice needs of both Schwab and legacy Ameritrade clients. As investors sought out advice amidst a more challenging environment, net flows into our Managed Investing solutions grew 26% from the prior year – totaling $8.9 billion for the quarter. Finally, we announced the acquisition of The Family Wealth Alliance which, in conjunction with our industry-leading Advisor Services capabilities, will bring industry-wide relationships, thought leadership resources, and technology to help enable success for advisors serving the needs of ultra-high net worth individuals.

“It was an honor to be ranked #1 in Investor Satisfaction with Full-Service Wealth Management Firms by J.D. Power,” Mr. Bettinger concluded. “The combination of our sustained business momentum and third-party recognition highlights the fact that our “no trade-offs” approach continues to resonate with investors. At the same time, it is a testament to the intentional evolution of the company since its inception almost 50 years ago. Over those many decades, we have continuously enhanced our business while seeking to better serve investors’ needs through the thoughtful transformation of our platform from a pioneer in the discount brokerage space to a leader in full-service wealth management. Looking ahead, we intend to continue pressing our competitive advantages as we seek to gain share by emphasizing our attractive value proposition, award-winning service experience, commitment to transparency, and role as a trusted leader in the marketplace.”

CFO Peter Crawford stated, “Our first quarter revenue picture reflected the company’s sustained business momentum and the benefits of rising interest rates, partially offset by clients’ asset allocation decisions. Total revenue was up 10% year-over-year and exceeded $5 billion for the fourth consecutive quarter. While bank deposits shrank by 11% versus the prior year-end as clients realigned their allocations across our expansive selection of transaction and investment cash solutions, we observed a decline in the average daily pace of bank sweep movements from January to March – even when allowing for a temporary spike in activity at the onset of the banking system turmoil. Concurrently, we benefited from higher asset yields resulting from the Federal Reserve’s pronounced tightening program. This helped expand net interest margin by 81 basis points from the first quarter of 2022 – growing net interest revenue by 27% to $2.8 billion. Additionally, asset management and administration fees increased slightly, while trading revenue declined, and bank deposit account revenue was down due in part to a $97 million one-time breakage fee relating to ending our arrangements with certain third-party banks ahead of the initial Ameritrade client transition group.”

Mr. Crawford proceeded, “GAAP expenses rose 6% from a year ago to $3.0 billion, including $98 million in acquisition and integration-related costs and $135 million in amortization of acquired intangibles. Exclusive of these items, adjusted total expenses (1) increased 7% versus the first quarter of 2022. Our combination of top-line growth, coupled with disciplined expense management, yielded a pre-tax margin of 41.2% – 45.8% adjusted (1) – levels achieved by few other financial services firms.”

“Maintaining the capital and liquidity required to support Schwab’s long-term growth remains our primary balance sheet objective,” Mr. Crawford concluded. “We increased our quarterly common dividend by 14% to $.25 per share and returned capital via common and preferred stock repurchases. Even with the accelerated capital return during the first two months of the quarter, our Tier 1 Leverage Ratio finished at 7.1%. In light of recent events within the U.S. banking sector, and the resulting regulatory uncertainty, we have decided to pause our active buyback program. That being said, opportunistic capital return is still an important component of our ‘through the cycle’ financial formula. Ultimately, we believe the current headwinds will prove transitory and we remain well positioned to deliver long-term value to our stockholders.”

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-11 of this release.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: https://www.aboutschwab.com/cfo-commentary. The most recent commentary, which provides perspective on the dynamics of the BDA was posted on January 18, 2023.

Spring Business Update
The company will host its Spring Business Update for institutional investors this morning from 8:00 a.m. - 9:00 a.m. CT, 9:00 a.m. - 10:00 a.m. ET. Registration for the Update webcast is accessible at https://www.aboutschwab.com/schwabevents.

Forward-Looking Statements
This press release contains forward-looking statements relating to the company’s strategy and approach; Ameritrade integration; opportunities; business momentum; market share; capital and liquidity; growth; capital return; positioning; and stockholder value. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to develop and launch new and enhanced products, services, and capabilities, as well as enhance its infrastructure and capacity, in a timely and successful manner; successfully implement integration strategies and plans; attract and retain clients and independent investment advisors and grow those relationships and client assets; hire and retain talent; support client activity levels; monetize client assets; and manage expenses. Other important factors include client use of the company’s advisory solutions and other products and services; general market conditions, including equity valuations and the level of interest rates; client cash allocation decisions; client sensitivity to rates; level of client assets, including cash balances; competitive pressures on pricing; capital and liquidity needs and management; balance sheet positioning relative to changes in interest rates; interest earning asset mix and growth; the migration of bank deposit account balances; the level and mix of client trading activity; market volatility; margin loan balances; securities lending; legislative or regulatory changes; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 34.1 million active brokerage accounts, 2.4 million corporate retirement plan participants, 1.7 million banking accounts, and $7.58 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiaries, Charles Schwab & Co., Inc., TD Ameritrade, Inc., and TD Ameritrade Clearing, Inc., (members SIPC, https://www.sipc.org), and their affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com. TD Ameritrade, Inc. and TD Ameritrade Clearing, Inc. are separate but affiliated companies and subsidiaries of TD Ameritrade Holding Corporation. TD Ameritrade Holding Corporation is a wholly owned subsidiary of The Charles Schwab Corporation. TD Ameritrade is a trademark jointly owned by TD Ameritrade IP Company, Inc. and The Toronto-Dominion Bank.

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net Revenues
Interest revenue	$4,016	$2,319
Interest expense	(1,246)	(136)
Net interest revenue	2,770	2,183
Asset management and administration fees (1)	1,118	1,068
Trading revenue	892	963
Bank deposit account fees	151	294
Other	185	164
Total net revenues	5,116	4,672
Expenses Excluding Interest
Compensation and benefits	1,638	1,546
Professional services	258	244
Occupancy and equipment	299	269
Advertising and market development	88	102
Communications	146	144
Depreciation and amortization	177	150
Amortization of acquired intangible assets	135	154
Regulatory fees and assessments	83	68
Other	182	156
Total expenses excluding interest	3,006	2,833
Income before taxes on income	2,110	1,839
Taxes on income	507	437
Net Income	1,603	1,402
Preferred stock dividends and other	70	124
Net Income Available to Common Stockholders	$1,533	$1,278
Weighted-Average Common Shares Outstanding:
Basic	1,834	1,894
Diluted	1,842	1,905
Earnings Per Common Shares Outstanding (2):
Basic	$.84	$.67
Diluted	$.83	$.67

(1) No fee waivers were recognized for the three months ended March 31, 2023. Includes fee waivers of $54 million for the three months ended March 31, 2022.
(2) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q1-23 % change		2023	2022
	vs.	vs.	First	Fourth	Third	Second	First
(In millions, except per share amounts and as noted)	Q1-22	Q4-22	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	27%	(9)%	$2,770	$3,029	$2,926	$2,544	$2,183
Asset management and administration fees	5%	7%	1,118	1,049	1,047	1,052	1,068
Trading revenue	(7)%	—	892	895	930	885	963
Bank deposit account fees	(49)%	(57)%	151	350	413	352	294
Other	13%	6%	185	174	184	260	164
Total net revenues	10%	(7)%	5,116	5,497	5,500	5,093	4,672
Expenses Excluding Interest
Compensation and benefits	6%	10%	1,638	1,488	1,476	1,426	1,546
Professional services	6%	(3)%	258	266	264	258	244
Occupancy and equipment	11%	(7)%	299	320	292	294	269
Advertising and market development	(14)%	(28)%	88	123	89	105	102
Communications	1%	1%	146	144	131	169	144
Depreciation and amortization	18%	1%	177	176	167	159	150
Amortization of acquired intangible assets	(12)%	(1)%	135	136	152	154	154
Regulatory fees and assessments	22%	34%	83	62	65	67	68
Other	17%	(1)%	182	184	187	187	156
Total expenses excluding interest	6%	4%	3,006	2,899	2,823	2,819	2,833
Income before taxes on income	15%	(19)%	2,110	2,598	2,677	2,274	1,839
Taxes on income	16%	(20)%	507	630	657	481	437
Net Income	14%	(19)%	1,603	1,968	2,020	1,793	1,402
Preferred stock dividends and other	(44)%	(52)%	70	147	136	141	124
Net Income Available to Common Stockholders	20%	(16)%	$1,533	$1,821	$1,884	$1,652	$1,278
Earnings per common share (1):
Basic	25%	(14)%	$.84	$.98	$1.00	$.87	$.67
Diluted	24%	(14)%	$.83	$.97	$.99	$.87	$.67
Dividends declared per common share	25%	14%	$.25	$.22	$.22	$.20	$.20
Weighted-average common shares outstanding:
Basic	(3)%	(2)%	1,834	1,864	1,887	1,896	1,894
Diluted	(3)%	(2)%	1,842	1,873	1,895	1,904	1,905
Performance Measures
Pre-tax profit margin			41.2%	47.3%	48.7%	44.6%	39.4%
Return on average common stockholders’ equity (annualized) (2)			23%	27%	25%	19%	12%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	(46)%	22%	$49.2	$40.2	$46.5	$64.6	$91.1
Cash and investments segregated	(43)%	(28)%	31.0	43.0	44.1	53.5	54.4
Receivables from brokerage clients — net	(25)%	(5)%	63.2	66.6	73.9	76.1	84.1
Available for sale securities	(48)%	(4)%	141.3	147.9	236.5	265.3	272.0
Held to maturity securities	61%	(2)%	169.9	173.1	96.3	100.1	105.3
Bank loans — net	8%	(1)%	40.0	40.5	40.4	39.6	37.2
Total assets	(21)%	(3)%	535.6	551.8	577.6	637.6	681.0
Bank deposits	(30)%	(11)%	325.7	366.7	395.7	442.0	465.8
Payables to brokerage clients	(30)%	(10)%	87.6	97.4	110.0	114.9	125.3
Other short-term borrowings (3)	69%	51%	7.1	4.7	0.5	1.4	4.2
Federal Home Loan Bank borrowings (3)	N/M	N/M	45.6	12.4	—	—	—
Long-term debt	(9)%	(4)%	20.0	20.8	20.8	21.1	21.9
Stockholders’ equity	(25)%	(1)%	36.3	36.6	37.0	44.5	48.1
Other
Full-time equivalent employees (at quarter end, in thousands)	5%	2%	36.0	35.3	35.2	35.2	34.2
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	(11)%	(11)%	$187	$211	$193	$339	$209
Expenses excluding interest as a percentage of average client assets (annualized)			0.17%	0.16%	0.16%	0.16%	0.15%
Clients’ Daily Average Trades (DATs) (in thousands)	(10)%	9%	5,895	5,389	5,523	6,227	6,578
Number of Trading Days	—	(1)%	62.0	62.5	64.0	62.0	62.0
Revenue Per Trade (4)	3%	(8)%	$2.44	$2.66	$2.63	$2.29	$2.36

(1) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.
(2) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(3) Beginning in the first quarter of 2023, Federal Home Loan Bank borrowings are presented separately from other short-term borrowings. Prior period amounts have been reclassified to reflect this change.
(4) Revenue per trade is calculated as trading revenue divided by DATs multiplied by the number of trading days.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended March 31,
	2023			2022
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$37,056	$413	4.46%	$72,465	$34	0.19%
Cash and investments segregated	40,068	432	4.31%	51,913	15	0.11%
Receivables from brokerage clients	60,543	1,084	7.16%	84,204	626	2.97%
Available for sale securities (1,2)	155,791	825	2.12%	284,526	947	1.33%
Held to maturity securities	170,889	746	1.75%	103,416	378	1.46%
Bank loans	40,248	391	3.92%	35,852	187	2.10%
Total interest-earning assets	504,595	3,891	3.09%	632,376	2,187	1.38%
Securities lending revenue		112			129
Other interest revenue		13			3
Total interest-earning assets	$504,595	$4,016	3.19%	$632,376	$2,319	1.47%
Funding sources
Bank deposits	$343,105	$618	0.73%	$452,692	$16	0.01%
Payables to brokerage clients	77,169	75	0.39%	105,929	2	0.01%
Other short-term borrowings (3)	6,917	86	5.05%	4,717	4	0.33%
Federal Home Loan Bank borrowings (3,4)	24,458	304	5.05%	—	—	—
Long-term debt	20,290	139	2.74%	19,864	108	2.18%
Total interest-bearing liabilities	471,939	1,222	1.05%	583,202	130	0.09%
Non-interest-bearing funding sources	32,656			49,174
Securities lending expense		22			7
Other interest expense		2			(1)
Total funding sources	$504,595	$1,246	1.00%	$632,376	$136	0.09%
Net interest revenue		$2,770	2.19%		$2,183	1.38%
(1) Amounts have been calculated based on amortized cost.
(2) Beginning in the first quarter of 2023, amounts include the impact of derivative financial instruments and the related hedge accounting on our available for sale securities.
(3) Beginning in the first quarter of 2023, Federal Home Loan Bank borrowings are presented separately from other short-term borrowings. Prior period amounts have been reclassified to reflect this change.
(4) Average balance and interest expense was less than $500 thousand in the prior period.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended March 31,
	2023			2022
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$316,391	$213	0.27%	$144,732	$102	0.29%
Fee waivers		—			(54)
Schwab money market funds	316,391	213	0.27%	144,732	48	0.13%
Schwab equity and bond funds, exchange-traded funds (ETFs), and collective trust funds (CTFs)	450,581	91	0.08%	456,326	97	0.09%
Mutual Fund OneSource® and other no-transaction-fee funds	222,437	148	0.27%	212,641	165	0.31%
Other third-party mutual funds and ETFs	676,344	133	0.08%	872,212	179	0.08%
Total mutual funds, ETFs, and CTFs (1)	$1,665,753	585	0.14%	$1,685,911	489	0.12%
Advice solutions (1)
Fee-based	$443,027	453	0.41%	$469,325	496	0.43%
Non-fee-based	94,469	—	—	90,335	—	—
Total advice solutions	$537,496	453	0.34%	$559,660	496	0.36%
Other balance-based fees (2)	561,788	62	0.04%	616,679	67	0.04%
Other (3)		18			16
Total asset management and administration fees		$1,118			$1,068
(1) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Wealth AdvisoryTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven Strategies®, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, Schwab Intelligent Portfolios Premium®, TD Ameritrade AdvisorDirect®, Essential Portfolios, Selective Portfolios, and Personalized Portfolios; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(2) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(3) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q1-23 % Change		2023	2022
	vs.	vs.	First	Fourth	Third	Second	First
(In billions, at quarter end, except as noted)	Q1-22	Q4-22	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	(30)%	(11)%	$408.5	$459.4	$501.4	$552.5	$584.3
Bank deposit account balances	(31)%	(16)%	106.5	126.6	139.6	155.6	154.8
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	150%	28%	357.8	278.9	211.1	159.2	143.1
Equity and bond funds and CTFs (2)	(7)%	6%	163.1	153.6	141.5	149.5	175.8
Total proprietary mutual funds and CTFs	63%	20%	520.9	432.5	352.6	308.7	318.9
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other no-transaction-fee funds	4%	4%	244.3	235.7	181.5	196.6	235.5
Mutual fund clearing services	(14)%	6%	201.7	191.1	175.3	184.4	235.4
Other third-party mutual funds (4)	(19)%	4%	1,123.6	1,077.1	1,105.7	1,189.4	1,383.3
Total Mutual Fund Marketplace	(15)%	4%	1,569.6	1,503.9	1,462.5	1,570.4	1,854.2
Total mutual fund assets	(4)%	8%	2,090.5	1,936.4	1,815.1	1,879.1	2,173.1
Exchange-traded funds
Proprietary ETFs (2)	5%	8%	280.6	259.3	232.2	237.7	268.5
Other third-party ETFs	2%	7%	1,297.5	1,208.4	1,094.6	1,129.0	1,270.6
Total ETF assets	3%	8%	1,578.1	1,467.7	1,326.8	1,366.7	1,539.1
Equity and other securities	(11)%	10%	2,772.2	2,529.4	2,451.3	2,548.5	3,131.1
Fixed income securities	90%	15%	684.7	593.4	481.5	403.5	360.7
Margin loans outstanding	(25)%	(4)%	(60.5)	(63.1)	(71.5)	(73.4)	(81.0)
Total client assets	(4)%	8%	$7,580.0	$7,049.8	$6,644.2	$6,832.5	$7,862.1
Client assets by business
Investor Services	(6)%	9%	$4,001.9	$3,682.1	$3,508.1	$3,598.7	$4,235.5
Advisor Services	(1)%	6%	3,578.1	3,367.7	3,136.1	3,233.8	3,626.6
Total client assets	(4)%	8%	$7,580.0	$7,049.8	$6,644.2	$6,832.5	$7,862.1
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (5)	45%	23%	$79.4	$64.3	$55.1	$8.8	$54.6
Advisor Services	8%	11%	71.3	64.1	59.5	34.6	65.9
Total net new assets	25%	17%	$150.7	$128.4	$114.6	$43.4	$120.5
Net market gains (losses)			379.5	277.2	(302.9)	(1,073.0)	(396.4)
Net growth (decline)			$530.2	$405.6	$(188.3)	$(1,029.6)	$(275.9)
New brokerage accounts (in thousands, for the quarter ended)	(13)%	12%	1,042	931	897	1,014	1,202
Client accounts (in thousands)
Active brokerage accounts (6)	2%	1%	34,120	33,758	33,875	33,896	33,577
Banking accounts	6%	2%	1,746	1,716	1,696	1,669	1,641
Corporate retirement plan participants	6%	1%	2,379	2,351	2,305	2,275	2,246

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of March 31, 2023, off-platform equity and bond funds, CTFs, and ETFs were $25.6 billion, $4.7 billion, and $108.3 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) As of March 31, 2023, third-party money funds were $2.9 billion.
(5) First quarter of 2023 includes inflows of $19.0 billion from off-platform Schwab Bank Certificates of Deposit (CDs). Second quarter of 2022 includes an outflow of $20.8 billion from a mutual fund clearing services client.
(6) Fourth quarter of 2022 includes the company-initiated closure of approximately 350 thousand low-balance accounts. Third quarter of 2022 includes the company-initiated closure of approximately 152 thousand low-balance accounts.

The Charles Schwab Corporation Monthly Activity Report For March 2023

	2022										2023			Change
	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average®	34,678	32,977	32,990	30,775	32,845	31,510	28,726	32,733	34,590	33,147	34,086	32,657	33,274	2%	(4)%
Nasdaq Composite®	14,221	12,335	12,081	11,029	12,391	11,816	10,576	10,988	11,468	10,466	11,585	11,456	12,222	7%	(14)%
Standard & Poor’s® 500	4,530	4,132	4,132	3,785	4,130	3,955	3,586	3,872	4,080	3,840	4,077	3,970	4,109	4%	(9)%
Client Assets (in billions of dollars)
Beginning Client Assets	7,686.6	7,862.1	7,284.4	7,301.7	6,832.5	7,304.8	7,127.6	6,644.2	7,004.6	7,320.6	7,049.8	7,480.6	7,380.2
Net New Assets (1)	46.3	(9.2)	32.8	19.8	31.5	43.3	39.8	42.0	33.1	53.3	36.1	41.7	72.9	75%	57%
Net Market Gains (Losses)	129.2	(568.5)	(15.5)	(489.0)	440.8	(220.5)	(523.2)	318.4	282.9	(324.1)	394.7	(142.1)	126.9
Total Client Assets (at month end)	7,862.1	7,284.4	7,301.7	6,832.5	7,304.8	7,127.6	6,644.2	7,004.6	7,320.6	7,049.8	7,480.6	7,380.2	7,580.0	3%	(4)%
Core Net New Assets (2)	46.3	(9.2)	32.8	40.6	31.5	43.3	39.8	42.0	33.1	53.3	36.1	41.7	53.9	29%	16%
Receiving Ongoing Advisory Services (at month end)
Investor Services	538.9	509.3	513.0	483.8	514.8	499.2	466.6	487.3	514.0	499.8	524.6	515.5	526.2	2%	(2)%
Advisor Services (3)	3,404.6	3,190.5	3,213.8	3,040.4	3,222.5	3,150.5	2,950.9	3,106.0	3,270.5	3,173.4	3,345.4	3,289.6	3,369.3	2%	(1)%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts (4)	33,577	33,759	33,822	33,896	33,934	33,984	33,875	33,896	33,636	33,758	33,878	34,010	34,120	—	2%
Banking Accounts	1,641	1,652	1,658	1,669	1,680	1,690	1,696	1,706	1,705	1,716	1,729	1,733	1,746	1%	6%
Corporate Retirement Plan Participants	2,246	2,261	2,275	2,275	2,267	2,285	2,305	2,322	2,336	2,351	2,369	2,384	2,379	—	6%
Client Activity
New Brokerage Accounts (in thousands)	420	386	323	305	278	332	287	298	303	330	344	320	378	18%	(10)%
Client Cash as a Percentage of Client Assets (5)	11.4%	11.9%	12.0%	12.8%	12.0%	12.1%	12.9%	12.2%	11.5%	12.3%	11.6%	11.7%	11.6%	(10) bp	20 bp
Derivative Trades as a Percentage of Total Trades	22.4%	21.9%	22.6%	22.3%	24.2%	23.3%	23.6%	24.1%	24.6%	23.2%	23.0%	23.5%	22.8%	(70) bp	40 bp
Selected Average Balances (in millions of dollars)
Average Interest-Earning Assets (6)	644,768	636,668	620,157	614,100	605,751	586,154	568,351	552,631	527,019	520,100	512,893	503,122	497,627	(1)%	(23)%
Average Margin Balances	81,526	83,762	78,841	74,577	72,177	72,855	73,224	69,188	66,011	64,759	60,211	60,575	60,848	—	(25)%
Average Bank Deposit Account Balances (7)	155,657	152,653	154,669	155,306	154,542	148,427	141,198	136,036	130,479	126,953	122,387	115,816	109,392	(6)%	(30)%
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (8,9) (in millions of dollars)
Equities	14,177	(786)	1,889	(1,586)	5,589	10,465	(2,662)	3,984	3,777	(1,837)	7,236	5,850	(3,234)
Hybrid	(497)	(529)	(1,718)	(1,054)	(2,041)	(783)	(938)	(1,380)	(2,052)	(1,595)	(433)	47	(1,641)
Bonds	(7,851)	(6,933)	(6,121)	(5,631)	729	(141)	(5,801)	(7,218)	(3,721)	(3,260)	5,646	4,281	6,158
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (8)	(11,888)	(16,657)	(20,761)	(16,258)	(8,674)	(7,117)	(15,200)	(18,473)	(17,143)	(21,851)	552	(2,338)	(7,423)
Exchange-Traded Funds (9)	17,717	8,409	14,811	7,987	12,951	16,658	5,799	13,859	15,147	15,159	11,897	12,516	8,706
Money Market Funds	(1,344)	(3,430)	7,106	11,544	13,711	19,702	17,018	21,542	16,929	27,778	24,285	23,347	27,106
Note: Certain supplemental details related to the information above can be found at: https://www.aboutschwab.com/financial-reports.
(1) March 2023 includes inflows of $19.0 billion from off-platform Schwab Bank CDs issued year-to-date through March 31,2023. June 2022 includes an outflow of $20.8 billion from a mutual fund clearing services client.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client, and activity from off-platform Schwab Bank CDs. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) November 2022 includes the company-initiated closure of approximately 350 thousand low-balance accounts. September 2022 includes the company-initiated closure of 152 thousand low-balance accounts.
(5) Schwab One®, certain cash equivalents, bank deposits, third-party bank deposit accounts, and money market fund balances as a percentage of total client assets.
(6) Represents average total interest-earning assets on the company’s balance sheet. November 2022 includes the impact of transferring certain investment securities from the available for sale category to the held-to-maturity category.
(7) Represents average clients’ uninvested cash sweep account balances held in deposit accounts at third-party financial institutions.
(8) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(9) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s first quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Investors and Uses by Management
Acquisition and integration-related costs and amortization of acquired intangible assets	Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s acquisitions, amortization of acquired intangible assets, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.	We exclude acquisition and integration-related costs and amortization of acquired intangible assets for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and is useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Acquisition and integration-related costs fluctuate based on the timing of acquisitions and integration activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s ongoing business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.
Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.

The Company also uses adjusted diluted EPS and return on tangible common equity as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee of CSC’s Board of Directors maintains discretion in evaluating performance against these criteria.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
The tables below present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended March 31,
	2023		2022
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$3,006	$1,603	$2,833	$1,402
Acquisition and integration-related costs (1)	(98)	98	(96)	96
Amortization of acquired intangible assets	(135)	135	(154)	154
Income tax effects (2)	N/A	(56)	N/A	(61)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$2,773	$1,780	$2,583	$1,591
(1) Acquisition and integration-related costs for the three months ended March 31, 2023 primarily consist of $58 million of compensation and benefits, $33 million of professional services, and $4 million of occupancy and equipment. Acquisition and integration-related costs for the three months ended March 31, 2022 primarily consist of $56 million of compensation and benefits, $31 million of professional services, and $4 million of occupancy and equipment.
(2) The income tax effects of the non-GAAP adjustments are determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and are used to present the acquisition and integration-related costs and amortization of acquired intangible assets on an after-tax basis.
N/A Not applicable.

	Three Months Ended March 31,
	2023		2022
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$2,110	41.2%	$1,839	39.4%
Acquisition and integration-related costs	98	1.9%	96	2.1%
Amortization of acquired intangible assets	135	2.7%	154	3.2%
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$2,343	45.8%	$2,089	44.7%

	Three Months Ended March 31,
	2023		2022
	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$1,533	$.83	$1,278	$.67
Acquisition and integration-related costs	98.05		96.05
Amortization of acquired intangible assets	135.07		154.08
Income tax effects	(56)	(.02)	(61)	(.03)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$1,710	$.93	$1,467	$.77

	Three Months Ended March 31,
	2023	2022
Return on average common stockholders’ equity (GAAP)	23%	12%
Average common stockholders’ equity	$27,028	$41,856
Less: Average goodwill	(11,951)	(11,952)
Less: Average acquired intangible assets — net	(8,724)	(9,303)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	1,842	1,886
Average tangible common equity	$8,195	$22,487
Adjusted net income available to common stockholders (1)	$1,710	$1,467
Return on tangible common equity (non-GAAP)	83%	26%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).